UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR
15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

Harsco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3970	23-1483991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   717-763-7064

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”), on recommendation from the Board’s Management Development and Compensation Committee (the “Committee”), approved the following changes to the Company’s annual incentive program, as previously described in the Company’s 2010 definitive proxy statement, which changes will be effective for awards for calendar year 2011 forward, in accordance with the terms and conditions of the Company’s 1995 Executive Incentive Compensation Plan, as amended and restated (the “Plan”), as applied by the Committee in its discretion:

•                  No annual incentive bonus payout will be made under the Plan to participants of any operating unit whose performance is used to calculate bonus payouts unless such operating unit achieves at least breakeven operating profit (calculated on an internal company basis), inclusive of the bonus charges;

•                  If only a breakeven operating profit is achieved, no higher bonus payout than a target payout may be made with regard to participants of such operating unit; and

•                  If greater than a breakeven operating profit is achieved, a higher bonus payout than a target payout may be made with regard to participants of such operating unit.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
(Registrant)

February 28, 2011	/s/ Mark E. Kimmel
(Date)	Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary